UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2013

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Columbus Circle, New York, New York 10023

(Address of Principal Executive Offices)                (Zip Code)

Registrant’s telephone number, including area code (212) 364-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (d)

On July 25, 2013, the Board of Directors of Time Warner Cable Inc., a Delaware corporation (the “Company”), in connection with its long-term executive succession planning process, approved changes to the Company’s senior management team and Board of Directors. On July 25, 2013, the Company issued a press release announcing these changes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company announced Glenn A. Britt’s intention to retire from his current positions of Chairman of the Board and Chief Executive Officer of the Company effective December 31, 2013. Mr. Britt will remain a member of the Company’s Board of Directors.

The Company also announced that Robert D. Marcus, age 48, who has served as the Company’s President and Chief Operating Officer since December 2010, has been elected to the Board of Directors effective July 25, 2013 and has been appointed to serve as the Chairman of the Board of Directors and Chief Executive Officer, effective January 1, 2014, at which point, Mr. Marcus will cease serving as the Company’s President and Chief Operating Officer. Prior to becoming the Company’s President and Chief Operating Officer, Mr. Marcus served as the Company’s Senior Executive Vice President and Chief Financial Officer from January 2008 and as the Company’s Senior Executive Vice President from August 2005. In connection with Mr. Marcus’s election, the Board of Directors increased the size of the Board to 13 members. The Board of Directors has not appointed Mr. Marcus to serve on any of its committees. Mr. Marcus will not receive additional compensation for his service as a director.

The Board of Directors and its Compensation Committee approved the terms of compensation and a new employment agreement for Mr. Marcus, effective July 25, 2013 through December 31, 2016. Mr. Marcus’s prior employment agreement would have expired on December 31, 2013. The terms of these arrangements are described below.

(e) The Company and Mr. Marcus have entered into an employment agreement, effective as of July 25, 2013 (the “Employment Agreement”), pursuant to which Mr. Marcus will continue to serve as the Company’s President and Chief Operating Officer through December 31, 2013 and, commencing January 1, 2014 (or the date that Mr. Britt ceases to serve as Chief Executive Officer, if earlier) (the “CEO Commencement Date”), he will serve as the Company’s Chairman of the Board and Chief Executive Officer through December 31, 2016, subject to earlier termination pursuant to its terms (the “term date”). The Employment Agreement supersedes the prior employment agreement between Mr. Marcus and the Company, which had been effective as of December 14, 2010.

Commencing on the CEO Commencement Date, the Employment Agreement provides for (a) a minimum annual base salary of $1,500,000 (“base salary”); (b) an annual discretionary cash bonus with a target amount of $5,000,000; and (c) annual long-term incentive compensation with a minimum target grant value of approximately $7,500,000 (based on the Company’s valuation methodology), which may be in the form of stock options, restricted stock units (“RSUs”) or other equity-based awards, any of which may include performance-based vesting conditions, cash or other components, or any combination of such forms, as may be determined by the Compensation Committee of the Company’s Board of Directors, but which have the same general vesting and other terms as determined for the other “named executive officers” of the Company. Until the CEO Commencement Date, Mr. Marcus’s annual salary and target annual and long-term incentives remain unchanged from current levels described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2013.

Under the Employment Agreement, Mr. Marcus is also entitled in connection with his continued employment to a special long-term incentive award with a grant value of approximately $2,000,000 calculated pursuant to the Company’s valuation methodology. This equity award, which will be granted in 2014 at the same time long-term incentive awards are made to the Company’s senior executives, will have the same terms and mix of RSUs and stock options as the annual long-term incentive awards made to the Company’s other senior executives.

As under his prior employment agreement, Mr. Marcus is entitled to certain payments and benefits upon the Company’s termination of his employment without cause or his termination of employment for “good reason” as a result of the Company’s “material breach” of the Employment Agreement. A “material breach” of the Employment Agreement for purposes of a termination by Mr. Marcus for “good reason” includes: (a) the Company’s breach of its obligations with respect to duties, responsibilities, authority and certain other matters; (b) the Company’s failure to cause a successor to expressly assume the Company’s obligations under the Agreement; (c) the Board’s failure to nominate Mr. Marcus as a director; (d) Mr. Marcus’s principal place of employment being anywhere other than the Company’s principal corporate offices in the New York City metropolitan area; and (e) as of the CEO Commencement Date, (i) Mr. Marcus not being employed as the Company’s Chief Executive Officer or offered the position as Chief Executive Officer of a parent company in the case of a corporate combination, in each case, with authority, functions, duties and powers consistent with that position; (ii) Mr. Marcus not reporting to the Company’s Board of Directors; and (iii) the Company’s failure to elect Mr. Marcus as Chairman or his removal from such position other than for cause or legal impediment.

For Cause/Voluntary Resignation. If the Company terminates Mr. Marcus’s employment for cause (as defined in the Employment Agreement) or if he resigns voluntarily without “good reason” prior to the term date, the Company would have no further obligations to Mr. Marcus other than (a) to pay his base salary through the effective date of termination (the “termination date”); (b) depending on the circumstances and in certain limited cases, to pay any bonus for any year prior to the year in which such termination occurs that has been determined but not yet paid as of the date of such termination; and (c) to satisfy any rights Mr. Marcus has pursuant to any indemnification, insurance or other benefit plans or arrangements.

Termination by the Company without Cause or by Mr. Marcus for Good Reason. If the Company terminates Mr. Marcus’s employment without cause during the term or he terminates his employment for “good reason,” pursuant to the Employment Agreement, Mr. Marcus will be entitled to the following payments and benefits:

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any earned but unpaid base salary through the termination date, and any prior year bonus, determined by the Compensation Committee based on actual performance and in a manner consistent with the determination for the other named executive officers, that was not yet paid;

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a pro-rata portion of any bonus through the termination date, as determined by the Compensation Committee based on actual performance and in a manner consistent with the determination for the other named executive officers;

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severance equal to his then current annualized base salary and annual cash target bonus for a period of 24 months following the termination date (but not less than the base salary and target bonus provided for as of the CEO Commencement Date); provided, however, that this period will be 36 months if such termination occurs within 24 months following a Change in Control (as defined in the Company’s 2011 Stock Incentive Plan) or following the Company’s execution of an agreement providing for a Change in Control (a “CIC Agreement”) but prior to the date 24 months following the Change in Control (or if earlier, the expiration or termination of the applicable CIC Agreement) (each a “severance period”);

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continued participation in the Company’s health and welfare benefits as well as financial planning benefits during the applicable severance period unless earlier terminated due to his acceptance of other employment;

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any vested stock options granted prior to January 1, 2010 will remain exercisable until a date that is three years from the earlier of (i) the date Mr. Marcus commences other full time employment or (ii) the end of the applicable severance period (but not beyond the original option expiration date);

•

full vesting on the termination date of all RSUs granted on or after January 1, 2010 and during the term of the Employment Agreement (other than those awards that are subject to performance-based vesting conditions, which would not be vested and distributed unless and until the performance condition was satisfied); and

•

stock options awarded on or after January 1, 2010 and during the term of the Employment Agreement will fully vest on the termination date (other than those awards that are subject to performance-based vesting conditions, which would not vest unless and until the performance condition was satisfied) and will remain exercisable after the termination date pursuant to the terms of the applicable award agreement.

In the event that during the severance period Mr. Marcus dies or secures employment with an affiliate of the Company, severance payments and benefits will cease and he will not be entitled to any further payments (other than a pro rata bonus at target through the date of death or the commencement of such employment). If he secures full time employment with an entity other than an affiliate, severance payments will continue but post-termination welfare benefits will cease (other than in the case of employment with a not-for-profit entity), and his RSUs and stock options will be treated in the manner as described above with respect to a termination by the Company without cause.

Upon the expiration of Mr. Marcus’s Employment Agreement, he will become an at-will employee. If Mr. Marcus’s employment is terminated by the Company without cause while he is serving as an at-will employee or he has terminated his employment for “good reason,” (a) he will be entitled to a minimum severance benefit equal to his base salary and target bonus in effect at the time of the termination for 12 months from the termination date and (b) all of his stock options and RSUs granted on or after January 1, 2010 and during the term of the Employment Agreement will be treated in the manner as described above with respect to a termination by the Company without cause. Any vested stock options granted prior to January 1, 2010 will remain exercisable until a date that is the earlier of (i) three years from the date Mr. Marcus commences other full time employment or (ii) five years after the termination date (but not beyond the original option expiration date).

Mr. Marcus’s entitlement to the severance payments described above is conditioned upon Mr. Marcus executing and delivering (and not revoking) a release of claims. Generally, payments of base salary and bonus required to be paid to Mr. Marcus in connection with his termination of employment will be made at such times as payments otherwise would have been paid to him had he remained employed. Except as otherwise discussed herein, upon a termination of employment for cause or by reason of death or disability, Mr. Marcus’s outstanding equity awards will generally be governed by the terms of the applicable award agreements.

Disability. In the event Mr. Marcus becomes disabled (as defined in the Employment Agreement) during the term, the Company would pay him a pro rata bonus for the year in which the disability occurs (determined by the Compensation Committee based on actual performance and in a manner consistent with the determination for the other named executive officers) and disability benefits for 24 months in an annual amount equal to 75 percent of the annualized base salary rate and target annual bonus in effect as of the date he became disabled (as defined in the Employment Agreement) (but not less than the base salary and target bonus in effect as of the CEO Commencement Date). These amounts are reduced by disability payments from workers’ compensation, Social Security and the Company’s disability insurance policies.

Death. If Mr. Marcus dies while an active employee during the term of the Employment Agreement, the Employment Agreement and all of the Company’s obligations to make any payments under the Agreement will terminate, except that Mr. Marcus’s estate or designated beneficiary will be entitled to receive: (a) his salary to the last day of the month in which his death occurred; (b) any unpaid bonus for a prior year; and (c) a pro rata bonus for the year in which he dies (both of which will be determined by the Compensation Committee based on actual performance and in a manner consistent with the determination for the other named executive officers).

Restrictive Covenants. The Employment Agreement also includes confidentiality terms, as well as non-solicitation, non-competition and non-disparagement covenants. The non-compete terms generally prohibit Mr. Marcus from rendering services to, or investing in, a “Competitive Entity” (as defined in the Employment Agreement) for 24 months after the termination date during the term of the Employment Agreement (or 12 months after a termination of his at-will employment). In the event of a breach by Mr. Marcus of his post-termination obligations, the payment obligations of the Company with respect to severance benefits and other matters will cease, and the Company may exercise additional remedies under the terms of any equity awards or as available at law.

Forfeiture and Recovery Provisions. The Employment Agreement provides for the recovery of amounts from Mr. Marcus as required under the Sarbanes-Oxley Act of 2002 and Dodd-Frank Wall Street Reform and Consumer Protection Act. Mr. Marcus’s Employment Agreement also provides for the recovery of bonus, incentive or equity awards based on material incorrect performance criteria that result in a restatement of the Company’s earnings. Finally, in addition to other remedies available to the Company, if Mr. Marcus has engaged in certain designated cause events, the Company may seek to recover an amount of gain associated with equity or incentive awards that is determined by the Board of Directors (or a designated committee) to represent his improper gain.

Excise Taxes/No Gross-Up. Under the terms of the Employment Agreement, Mr. Marcus remains responsible for the payment of any excise taxes that may arise under Section 280G and related provisions of the Internal Revenue Code, as amended (“Section 280G”), in the event that any payments to him under the Agreement or any other arrangement with the Company in connection with a “change in control” of the Company (as provided for under Section 280G) would constitute “parachute payments” within the meaning of Section 280G (the “Parachute Payments”), and the Company has no “gross up” obligations. The Employment Agreement provides, however, that Parachute Payments will either be paid in full or reduced to such lesser amounts that result in no portion of the Parachute Payments being subject to excise taxes under Section 280G, whichever would, after taking into account applicable taxes, result in the Mr. Marcus’s receipt, on an after-tax basis, of the greatest amount of benefits under the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Employment Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

10.1	Employment Agreement entered into on July 25, 2013, effective as of July 25, 2013, between Time Warner Cable Inc. and Robert D. Marcus.

99.1	Press Release dated July 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

Date: July 29, 2013

	By:	/s/ Marc Lawrence-Apfelbaum
	Name:	Marc Lawrence-Apfelbaum
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement, entered into on July 25, 2013, effective as of July 25, 2013, between Time Warner Cable Inc. and Robert D. Marcus.

99.1	Press Release dated July 25, 2013.

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